Exhibit 3.1

SECOND AMENDED AND RESTATED

BYLAWS

OF

MOBILE MINI, INC.,

a Delaware corporation

(as of March 10, 2014)

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

			Page

11.	REPEAL, ALTERATION OR AMENDMENT		18

	11.1	Repeal, Alteration or Amendment	18

12.	MISCELLANEOUS		18

	12.1	Indemnification	18

	12.2	Dividends	18

	12.3	Representation of Shares of Other Corporations	18

	12.4	Construction and Definitions	18

	12.5	Fiscal Year	18

	12.6	Conduct of Meetings	18

	12.7	Forum for Certain Actions	18

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SECOND AMENDED AND RESTATED

BYLAWS

OF

MOBILE MINI, INC.,

a Delaware corporation

(as of March 10, 2014)

1. OFFICES

1.1 Principal Office. The principal office for the transaction of the business of the Corporation shall be fixed by the Board of Directors, either within or without the State of Delaware, by formal resolution. The Board of Directors shall have full power and authority from time to time to change the location of the principal office of the Corporation.

1.2 Other Offices. The Corporation may also have offices at such other places, both within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

2. CERTIFICATE OF INCORPORATION

2.1 References Thereto. Any reference herein made to the Certificate of Incorporation refers to the Corporation’s Certificate of Incorporation and all amendments thereto as at any given time on file with the Secretary of State of the State of Delaware.

2.2 Seniority Thereof. The Delaware General Corporation Law will in all respects be considered superior to the Certificate of Incorporation with any inconsistency resolved in favor of the Delaware General Corporation Law. The Delaware General Corporation Law and the Certificate of Incorporation will in all respects be considered senior and superior to these Bylaws, with any inconsistency to be resolved in favor of the Delaware General Corporation Law and the Certificate of Incorporation, and with these Bylaws to be deemed automatically amended from time to time to eliminate any such inconsistency which may then exist.

3. SEAL

3.1 Form Thereof. The seal of the Corporation will have inscribed thereon the name of the Corporation and the state and year of its incorporation.

3.2 Use. Except to the extent otherwise required by law or these Bylaws, the seal of the Corporation shall not be required to be affixed to any document or instrument of the Corporation in order for such document or instrument to be valid and binding upon the Corporation.

3.3 Authorization. In the absence of the Secretary or Assistant Secretary, any officer authorized by the Board of Directors to do so may affix the seal of the Corporation to any instrument requiring a seal.

4. MEETINGS OF STOCKHOLDERS

4.1 Annual Meetings.

(a) The annual meeting of stockholders will be held on such day and at such time and place as the Board of Directors shall determine.

(b) The Chairman of the Board or, in his absence, the President or such other officer as the Board of Directors shall specify shall preside at the annual meeting of stockholders.

(c) At each annual meeting, the stockholders shall elect directors for the class of directors whose term is then ending and transact such other business as may be properly brought before them.

4.2 Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board and shall be called by the Secretary at the written request, or by resolution adopted by the affirmative vote, of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. The business which may be conducted at any such special meeting will be confined to the purpose or purposes stated in the notice thereof and to such additional matters as the chairman of such meeting may rule to be germane to such purpose or purposes.

4.3 Action of Stockholders Without a Meeting. Stockholders shall not have the power to act by means of a written consent.

4.4 Notice of Meetings.

(a) Written notice stating the day, time and place (which may be within or without the State of Delaware) of any meeting of stockholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) nor more than sixty (60) days before the day of the meeting.

(b) The Secretary of the Corporation at the direction of the person or persons calling the meeting shall deliver or give such notice by mail or by any other means permitted by the Delaware General Corporation Law (including, without limitation, personal delivery and delivery by means of electronic communication, such as telefacsimile and email) to each stockholder of record entitled to vote at such meeting.

(c) If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation. If delivered or given by any other permitted means, such notice shall be deemed delivered when dispatched by any generally accepted means of electronic communication, addressed to the stockholder at an address of or for that stockholder that is appropriate in view of the means of communication used. Personal delivery of any such notice to any officer of a corporation or association or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership.

(d) Whenever any notice is required to be given to any stockholder, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting unless that person is attending the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

4.5 Adjourned Meetings. When a meeting is adjourned to another time or place, unless the Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or, if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

4.6 Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. All shares represented and entitled to vote on any single subject matter that may be brought before the meeting shall be counted for the purposes of determining a quorum. Only those shares entitled to vote on a particular subject matter shall be counted for the purposes of voting on that subject matter. Business may be conducted once a quorum is present and may continue until adjournment of the meeting notwithstanding the withdrawal or temporary absence of sufficient shares to reduce the number present to less than a quorum.

4.7 Advance Notice of Stockholder Business (Other than the Election of Directors).

(a) At any annual or special meeting of stockholders, only such business (other than nominations for election of directors, which is governed by Section 5.3 of these Bylaws) shall be conducted or considered as shall have been properly brought before the meeting. In addition to any other requirements imposed by or pursuant to law, the Certificate of Incorporation or these Bylaws, each item of business to be properly brought before an annual meeting must (i) be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board or the persons calling the meeting pursuant to the Certificate of Incorporation; (ii) be otherwise properly brought before the meeting by or at the direction of the Board; or (iii) be otherwise properly brought before the meeting by a stockholder who (A) is a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner is the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 4.7 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with the notice procedures set forth in this Section 4.7 as to such business. For any business to be properly brought before an annual meeting by a stockholder (other than nominations for election of directors, which is governed by Section 5.3 of these Bylaws), it must be a proper matter for stockholder action under the Delaware General Corporation Law, and the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than 90 days nor earlier than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the Corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent); provided, however, that if the date of the annual meeting is advanced by more than 30 days, or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the previous year’s annual meeting, notice by the stockholder to be timely must be so received not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public announcement was made. For purposes of these Bylaws, “public announcement” shall have the meaning set forth in Section 5.3(d). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

(b) A stockholder’s notice to the Secretary of the Corporation shall set forth (i) as to each matter the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the text of the proposal or business, including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment, and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is being made, and any of their respective affiliates or associates or others acting in concert therewith (each, a “Proposing Person”), (A) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and of any other Proposing Person, (B) the class or series and number of shares of the Corporation which are owned beneficially and of record by the stockholder and any other Proposing Person as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for voting at the meeting of the class or series and number of shares of the Corporation owned beneficially and of record by the stockholder and any other Proposing Person as of the record date for voting at the meeting, (C) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose the business specified in the notice, (D) any material interest of the stockholder and any other Proposing Person in such business, (E) the following information regarding the ownership interests of the stockholder and any other Proposing Person which shall be supplemented in writing by the stockholder not later than ten (10) days after the record date for voting at the meeting to disclose such interests as of such record date: (1) a description of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record or any other Proposing Person may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or other Proposing Person, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (2) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or other Proposing Person has a right to vote any shares of any security of the Corporation; (3) a description of any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder or other Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder or other Proposing Person with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (“Short Interests”); (4) a description of any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or other Proposing Person that are separated or separable from the underlying shares of the Corporation; (5) a description of any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or other Proposing Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (6) a description of any performance-related fees (other than an asset-based fee) to which such stockholder or other Proposing Person is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s or other Proposing Person’s immediate family sharing the same household; (7) a description of any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such stockholder or other Proposing Person; and (8) a description of any direct or indirect interest of such stockholder or other Proposing Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), and (F) any other information relating to such stockholder or other Proposing Person, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder. The terms “associate” and “beneficially owned” for purposes hereof shall have the meanings set forth in Section 5.3(d) of these Bylaws.

(c) Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting or a special meeting of stockholders to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this section, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such proposal at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(d) Notwithstanding the foregoing provisions of this Section 4.7, a stockholder shall also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 4.7; provided however, that any references in this Section 4.7 to the 1934 Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to proposals as to any business to be considered pursuant to this Section 4.7. Nothing in this Section 4.7 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act or (ii) of the holders of any series of preferred stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws.

(e) Notwithstanding any provisions to the contrary, the notice requirements set forth in subsections (a) and (b) of this Section 4.7 shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of the stockholder’s intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the 1934 Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

4.8 Requisite Vote.

(a) At any meeting of stockholders for the election of one or more directors at which a quorum is present, each director shall be elected by the vote of a majority of the votes cast with respect to the director, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the votes cast by the stockholders entitled to vote at the election. For purposes of this Section 4.8, a majority of the votes cast means that the number of shares voted “for” a director exceeds the number of votes cast “against” that director. If a director then serving on the Board of Directors does not receive the required majority, the director shall tender his resignation to the Board. Within 90 days after the date of the certification of the election results, the Nominating and Corporate Governance Committee or other committee that may be designated by the Board will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken and the Board will act on such committee’s recommendation and publicly disclose its decision and the rationale behind it.

(b) All other matters shall be determined by a majority in voting power of the shares present in person or represented by proxy and entitled to vote on the matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, a majority of the shares of each such class present in person or represented by proxy and entitled to vote on the matter shall decide such matter), provided that a quorum is present, except when a different vote is required by express provision of law, the Certificate of Incorporation or these Bylaws.

4.9 Manner of Voting. Except as otherwise provided by the Certificate of Incorporation or by the Delaware General Corporation Law, each share of stock represented at any meeting of the stockholders shall be entitled to one vote. Except as otherwise herein provided, the recordholder of each share of stock, as determined by the name appearing on the Corporation’s books, shall be the person empowered to cast the vote. Voting will be by ballot on any question as to which a ballot vote is demanded, prior to the time the voting begins, by any person entitled to vote on such question; otherwise, a voice vote will suffice. No ballot or change of vote will be accepted after the polls have been declared closed following the end of the announced time for voting. The following additional provisions shall apply to the voting of shares:

(a) Treasury Stock. Shares of its own stock belonging to this Corporation or to another corporation, if a majority of the shares entitled to vote in the elections of directors of such other corporation is held by this Corporation, shall neither be entitled to vote nor counted for quorum purposes. Nothing in this subparagraph shall be construed as limiting the right of this Corporation to vote its own stock held by it in a fiduciary capacity.

(b) Proxies.

(1) A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. In the event any instrument granting a proxy shall designate two or more persons to act as proxy, any of such persons present at the meeting shall have and may exercise all the powers conferred by such instrument upon all the persons so designated unless such instrument shall otherwise provide.

(2) No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy.

(3) A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient at law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the share itself or an interest in the Corporation or other entity generally.

(4) A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted or quorum is determined, written notice of the death or incapacity is given to the Secretary of the Corporation. A proxy may be revoked by an instrument expressly revoking it, a duly executed proxy bearing a later date, or the attendance of the person executing the proxy at the meeting and his voting of his shares personally.

(c) Corporate Stockholders.

(1) Shares standing in the name of another corporation, a limited liability company, a partnership or other entity, domestic or foreign, may be voted by such officer, partner, member, agent or proxy as the bylaws or other similar instrument of such other corporation or other entity may prescribe or, in the absence of such provision, as the board of directors or other body of such other corporation or other entity may determine.

(2) The Secretary of the Corporation and the election inspectors may accept the apparent authority of any officer or other signatory purporting to have authority, and the Secretary of the Corporation or the election inspectors shall have the authority (but not the duty) to require that such documents be filed with the Secretary of the Corporation in order to verify the authority and power of any such officer, partner, member, agent or proxy to vote the shares of the Corporation held by any such other corporation or other entity.

(d) Shares Held by Fiduciary.

(1) Shares held by an administrator, executor, guardian, conservator or personal representative may be voted by him, either in person or by proxy, without a transfer of such shares into his name.

(2) Shares standing in the name of a trustee, other than a trustee in bankruptcy, may be voted by him, either in person or by proxy, but no such trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

(3) Shares standing in the name of a receiver, trustee in bankruptcy or assignee for the benefit of creditors may be voted by such representative, either in person or by proxy, without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which such receiver or trustee was appointed.

(4) The Secretary of the Corporation or the election inspectors shall have the authority (but not the duty) to require that such documents be filed with the Secretary of the Corporation in order to verify the authority and power of any such representative or other fiduciary to vote the shares of the Corporation registered in the name of such other person.

(e) Pledged Shares. A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee or unless the pledgee is specifically empowered by such stockholder to vote the stockholder’s shares.

(f) Joint Owners. If shares stand in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or tenants by community property or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

(1) If only one votes, his acts bind.

(2) If more than one votes, the act of the majority so voting binds all.

(3) If more than one votes, but the vote is evenly split on any particular matter, each faction may vote the shares in question proportionally.

4.10 Record Date for Stockholders.

(a) In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or entitled to give their consent to corporate action in writing without a meeting, the Board of Directors may fix, in advance, a record date that shall not exceed sixty (60) days nor be less than ten (10) days preceding the day of such meeting or other action. In order to determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date that shall not be more than sixty (60) days prior to such action.

(b) The stockholders entitled to notice of or to vote at a meeting of stockholders will be determined as of the applicable record date if one has been fixed; otherwise, if no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at five o’clock in the evening Eastern time on the fifth day before the day on which notice is given and, if no other record date is fixed, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be the time of the day on which the first written consent is provided.

4.11 Voting Records. The Secretary of the Corporation shall obtain from the transfer agent of the Corporation a complete list of the stockholders entitled to vote at the meeting. The list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order for each class of stock and showing the mailing address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, (b) during ordinary business hours at the principal place of business of the Corporation, or (c) in any other manner provided by law. If the meeting is held at a place, the list shall be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

4.12 Election Inspectors.

(a) The Board of Directors, in advance of any meeting of stockholders, may appoint an election inspector or inspectors to act at such meeting (and any adjournment thereof). If an election inspector or inspectors are not so appointed, the chairman of the meeting shall make such appointment. If any person appointed as an inspector fails to appear or to act, the chairman of the meeting may appoint a substitute.

(b) If appointed, the election inspector or inspectors (acting through a majority of them if there be more than one) will determine the number of shares outstanding, the authenticity, validity and effect of proxies and the number of shares represented at the meeting in person and by proxy; they will receive and count votes, ballots and consents and announce the results thereof; they will hear and determine all challenges and questions pertaining to proxies and voting; and, in general, they will perform such acts as may be proper to conduct elections and voting with complete fairness to all stockholders.

(c) An election inspector need not be a stockholder of the Corporation.

4.13 Organization and Conduct of Meetings.

(a) Each meeting of stockholders will be called to order and thereafter chaired by the Chairman of the Board if there is one; or if there is no Chairman of the Board or if the Chairman of the Board is absent or so requests, then by the President.

(b) The Secretary of the Corporation will act as secretary of each meeting of stockholders; in his absence the chairman of the meeting may appoint any person (whether a stockholder or not) to act as secretary.

(c) After calling a meeting to order, the chairman thereof may require the registration of all stockholders intending to vote in person and the filing of all proxies with the election.

(d) Inspector or inspectors, if one or more have been appointed (or, if not, with the secretary of the meeting). After the announced time for such filing of proxies has ended, no further proxies or changes, substitutions or revocations of proxies will be accepted. If directors are to be elected, a tabulation of the proxies so filed will, if any person entitled to vote in such election so requests, be announced at the meeting (or adjournment thereof).

(e) The chairman shall also conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part. Without limiting the foregoing, the chairman may (i) restrict attendance at any time to bona fide stockholders of record and their proxies and other persons in attendance at the invitation of the presiding officer or Board of Directors, (ii) restrict use of audio or video recording devices at the meeting, and (iii) impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one stockholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the chairman shall have the power to have such person removed from the meeting. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in Section 4.7, this Section 4.13 and Section 5.3. The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the provisions of Section 4.7, this Section 4.13 and Section 5.3, and if he should so determine that any proposed nomination or business is not in compliance with such sections, he shall so declare to the meeting that such defective nomination or proposal shall be disregarded.

4.14 Informalities and Irregularities. All informalities or irregularities in any call or notice of a meeting or in the areas of credentials, proxies, quorums, voting and similar matters will be deemed waived if no objection is made at the meeting.

5. BOARD OF DIRECTORS

5.1 Powers. To the broadest extent permitted by applicable law, all corporate power shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by, the Board of Directors. In addition to any other powers granted by the Delaware General Corporation Law, the Certificate of Incorporation and the Bylaws, it is hereby expressly declared that the directors shall have the following powers:

(a) To select and remove all the officers, agents and employees of the Corporation, to prescribe such powers and duties for them as may not be inconsistent with law, the Certificate of Incorporation or the Bylaws, and to fix their compensation.

(b) To conduct, manage and control the affairs and business of the Corporation and to make such rules and regulations therefor not inconsistent with law, the Certificate of Incorporation or the Bylaws as they may deem best.

(c) To designate any place, within or without the State of Delaware, for the holding of any meeting or meetings of stockholders, to adopt, make and use a corporate seal, to prescribe the form of certificate of stock, and to alter the forms of such seal and such certificates to ensure that they, at all times, comply with the applicable law.

(d) To authorize the issuance of shares of stock of the Corporation from time to time upon such terms as may be lawful and in consideration of money paid, labor done or services actually rendered, debts or securities canceled, or tangible or intangible property actually received, or in the case of shares issued, as a dividend against amounts transferred from surplus to stated capital.

(e) To create and issue (whether or not in connection with the issue and sale of any stock or other securities of the Corporation) warrants, rights or options entitling the holders thereof to purchase from the Corporation any shares of any class or classes or any other securities of the Corporation for such consideration and to such persons, firms or corporations as the Board of Directors, in its sole discretion, may determine, setting aside from the authorized but unissued stock of the Corporation the requisite number of shares for issuance upon the exercise of such warrants, rights or options. Such warrants, rights or options shall be evidenced by such instrument or instruments as shall be approved by the Board of Directors. The terms upon which, the time or times (which may be limited or unlimited in duration) at or within which, and the price or prices at which any such shares or other securities may be purchased from the Corporation upon the exercise of any such warrant, right or option shall be such as shall be fixed and stated in a resolution or resolutions of the Board of Directors providing for the creation and issue of such warrants, rights or options.

(f) To borrow money and incur indebtedness for the purposes of the Corporation and to cause to be executed and delivered therefor in the corporate name promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations and other evidences of debt and securities therefor.

(g) To authorize a person or persons to sign and endorse all checks, drafts or other forms for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Corporation.

5.2 Membership.

(a) The business and affairs of the Corporation shall be managed by its Board of Directors, consisting of not less than three nor more than thirteen. The Board of Directors will have the power to increase or decrease its size within such limits; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

(b) Subject to and at such time as provided in the Certificate of Incorporation, the number of Board of Directors shall be divided into three (3) classes, as nearly equal in number as may be, to serve staggered three-year terms on the Board of Directors. In the case of any increase in the number of directors of the Corporation, the additional directors shall be so classified that all classes of directors shall be increased equally as nearly as may be, and the additional directors shall be elected as provided herein by the directors or by the stockholders at an annual meeting. In case of any decrease in the number of directors of the Corporation, all classes of directors shall be decreased equally as nearly as may be.

(c) Election of directors shall be conducted as provided in the Certificate of Incorporation, in these Bylaws or by applicable law. At each annual meeting, the shareholders shall elect directors to hold office until the next annual meeting of shareholders or until the end of the term for which a director was elected in accordance with the classification of directors pursuant to the Certificate of Incorporation. Each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal. The directors need not be stockholders or residents of the state of incorporation.

5.3 Nominations of Directors.

(a) Nominations for election to the Board of Directors of the Corporation at a meeting of stockholders may be made by the Board of Directors, or on behalf of the Board of Directors by a nominating committee appointed by the Board of Directors, or by any stockholder of the Corporation who is a stockholder of record at the time of giving the notice provided for in paragraphs (b) and (c) of this Section 5.3, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 5.3.

(b) All nominations by stockholders must be made pursuant to timely notice given in writing to the Secretary of the Corporation. To be timely, a stockholder’s nomination for a director to be elected at an annual meeting must be received at the Corporation’s principal executive offices not later than 90 days nor earlier than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the Corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent), provided, however, that if the date of the annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the first anniversary of the previous year’s annual meeting, notice by the stockholder to be timely must be received not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. Each such notice shall set forth (i) as to the stockholder and the beneficial owner, if any, on whose behalf the nomination is being made, and any of their respective affiliates or associates or others acting in concert therewith (each, a “Nominating Person”), (A) the name and address, as they appear on the Corporation’s books, of the stockholder who intends to make the nomination and of any other Nominating Person, (B) the class or series and number of shares of the Corporation which are owned beneficially and of record by the stockholder and any other Nominating Person as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for voting at the meeting of the class or series and number of shares of the Corporation owned beneficially and of record by the stockholder and any other Nominating Person as of the record date for voting at the meeting, (C) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the nominee specified in the notice, (D) the following information regarding the ownership interests of the stockholder and any other Nominating Person, which shall be supplemented in writing by the stockholder not later than ten (10) days after the record date for notice of the meeting to disclose such interests as of such record date: (1) a description of any Derivative Instrument directly or indirectly owned beneficially by such stockholder or other Nominating Person, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (2) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or other Nominating Person has a right to vote any shares of any security of the Corporation; (3) a description of any Short Interests in any securities of the Corporation directly or indirectly owned beneficially by such stockholder or other Nominating Person; (4) a description of any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or other Nominating Person that are separated or separable from the underlying shares of the Corporation; (5) a description of any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or other Nominating Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (6) a description of any performance-related fees (other than an asset-based fee) to which such stockholder or other Nominating Person is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s or other Nominating Person’s immediate family sharing the same household; (7) a description of any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such stockholder or other Nominating Person; and (8) a description of any direct or indirect interest of such stockholder or other Nominating Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (E) a description of all arrangements or understandings between the stockholder or other Nominating Person and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (F) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and any other Nominating Person, on the one hand, and each nominee, and his respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder and any Nominating Person, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (G) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors, (iii) the signed consent of each nominee to serve as a director of the Corporation if so elected, and (iv) a statement whether such nominee, if elected, intends to tender, promptly following such person’s election or reelection, an irrevocable resignation effective upon such person’s failure to receive the required vote for reelection at the next meeting at which such person would face reelection and upon acceptance of such resignation by the Board of Directors. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notwithstanding the second sentence of this Section 5.3(b), in the event that the number of directors to be elected at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 100 days prior to the one-year anniversary of the date of the preceding year’s annual meeting as first specified in the Corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent), a stockholder’s notice required by this Section 5.3(b) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(c) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or a committee thereof or (ii) by any stockholder who complies with the notice procedures set forth in this Section 5.3. Nominations by stockholders may be made at any special meeting called pursuant to Section 4.2 hereof, if the stockholder’s notice as required by Section 5.3(b) is delivered to the Secretary at the principal executive offices of the Corporation not earlier than 90 days prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(d) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act. For purposes of this Section 5.3, the term “associate” shall have the meaning set forth in Rule 14a-1(a) under the 1934 Act and shares shall be treated as “beneficially owned” by a person if the person (i) beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the 1934 Act and Regulations 13D and 13G thereunder, or (ii) has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing) (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (B) the right to vote such shares, alone or in concert with others, and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

(e) Only those persons who are nominated in accordance with the procedures set forth in this section shall be eligible for election as directors at any meeting of stockholders. The Chairman of the Board of Directors or Secretary may, if the facts warrant, determine that a notice received by the Corporation relating to a nomination proposed to be made does not satisfy the requirements of this Section 5.3 (including if the stockholder does not provide the updated information required under Section 5.3(b) to the Corporation within five (5) business days following the record date for the meeting), and if it be so determined, shall so declare and any such nomination shall not be introduced at such meeting of stockholders, notwithstanding that proxies in respect of such vote may have been received. The chairman of the meeting shall have the power and duty to determine whether a nomination brought before the meeting was made in accordance with the procedures set forth in this section, and, if any nomination is not in compliance with this section (including if the stockholder does not provide the updated information required under Section 5.3(b) to the Corporation within five (5) business days following the record date for the meeting), to declare that such defective nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received. Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting or a special meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 5.3, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such nomination at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(f) Notwithstanding the foregoing provisions of this Section 5.3, a stockholder shall also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 5.3; provided however, that any references in this Section 5.3 to the 1934 Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations to be considered pursuant to this Section 5.3. Nothing in this Section 5.3 shall be deemed to affect any rights of the holders of any series of preferred stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws.

5.4 Vacancies.

(a) Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though not less than a quorum, or by a sole remaining director. Any director so chosen shall hold office until the next election of directors, or the next election of directors of the class of directors to which that director was elected if the Corporation shall then have a classified Board of Directors, when his successor is elected and qualified. Any newly created directorship shall be deemed a vacancy.

(b) When one or more directors shall resign from the Board of Directors, effective at a future time, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies. Such vote thereon shall take effect when such resignation or resignations become effective, and each director so chosen shall hold office as herein provided in the filling of other vacancies.

(c) If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee, guardian or personal representative of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders.

5.5 Removal of Directors. At a meeting of the stockholders called expressly for that purpose, directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

5.6 Meetings.

(a) Annual Meetings. An annual meeting of the directors shall be held after the adjournment of each annual meeting of stockholders at the place at which such meeting of stockholders was held or on such other day and at such other time and place as the Board of Directors shall determine.

(b) Regular Meetings. Regular meetings other than annual meetings may be held without notice at regular intervals at such places, within or without the State of Delaware, and at such times as the Board of Directors may from time to time provide.

(c) Special Meetings. Special meetings of the Board of Directors may be held whenever and wherever (within the continental United States) called for by the Chairman of the Board, the President or the number of directors required to constitute a quorum.

(d) Manner of Participating. Members of the Board of Directors or any committee thereof may participate in any meeting, regular or special, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. The participation in a meeting so held shall constitute presence in person at such meeting.

5.7 Action by Directors Without a Meeting. Any action required to be taken at a meeting of the Board of Directors, or any action that may be taken at a meeting of the Board of Directors or the Executive Committee or other committee thereof, may be taken without a meeting if all directors or committee members consent thereto in writing. Such consent shall have the same effect as a unanimous vote.

5.8 Notice of Meetings.

(a) Regular Meetings. No notice need be given of regular meetings of the Board of Directors.

(b) Special Meetings. Written notice of the day, time and place (but not necessarily the purpose or all of the purposes) of any special meeting shall be delivered or given to each director verbally or in writing either personally, by telephone, by telefacsimile, by mail or by any other reliable means of communication. Notice to any director of such special meeting will be deemed delivered sufficiently in advance when, if mailed, the same is deposited in the United States mail, postage prepaid, at least five (5) days before the meeting day or, if by any other permitted means, the same is delivered to the director at least forty-eight (48) hours prior to the convening of the meeting.

(c) Waiver of Call or Notice. Any director may waive call or notice of any meeting (and any adjournment thereof) at any time before, during which or after it is held. Attendance of a director at any meeting will automatically evidence his waiver of call and notice of such meeting (and any adjournment thereof) unless he is attending the meeting for the express purpose of objecting to the transaction of business thereat because it has not been properly called or noticed. No call or notice of a meeting of the Board of Directors will be necessary if each of them waives the same in writing or by attendance as aforesaid.

5.9 Adjourned Meetings. Any meeting, once properly called and noticed (or as to which call and notice have been waived) and at which a quorum is formed, may be adjourned to another time and place by a majority of those in attendance. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

5.10 Quorum. A majority of the number of directors then serving shall constitute a quorum for the transaction of business at any meeting or adjourned meeting of the Board of Directors; provided, however, that in no event shall fewer than two directors constitute a quorum unless only one director is then serving.

5.11 Voting Requirements. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

5.12 Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors or of any committee thereof at which action is taken on any corporate matter will be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting, or he files his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof, or he forwards such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of such meeting. A right to dissent shall not be available to a director who voted in favor of the action.

5.13 Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or of any committee thereof, a fixed sum for attendance at each such meeting or a stated salary as a director or committee member, or any combination of the foregoing. Directors may participate in stock option or other benefit plans of the Corporation in accordance with the terms and provisions thereof. No such payment or participation will preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

5.14 Director Conflicts of Interest. No contract or other transaction between the Corporation and one or more of its directors or any other business entity in which one or more of its directors is also a director or officer or is financially interested shall be either void or voidable because of such relationship or interest or because such director or directors are present at a meeting of the Board of Directors or committee thereof which authorizes, approves or ratifies such contract or transaction or vote for such authorization, approval or ratification if:

(a) Approval by Disinterested Directors. The fact of the relationship or interest is disclosed or known to the Board of Directors or committee thereof, and the number of disinterested directors or committee members authorizing, approving or ratifying such contract or transaction is sufficient for such authorization, approval or ratification to be granted; or

(b) Approval by Stockholders. The fact of the relationship or interest is disclosed to the stockholders entitled to vote, and they authorize, approve or ratify such contract or transaction; or

(c) Fair and Reasonable. In light of circumstances known to those entitled to vote thereon at that time, the contract or transaction is fair and reasonable to the Corporation at the time the contract or transaction is authorized, approved or ratified.

6. EXECUTIVE AND OTHER COMMITTEES

6.1 Creation. The Board of Directors may designate, by resolution adopted by an absolute majority of the full Board of Directors, two or more of its members as an Executive Committee, and may designate from among its members one or more other committees. The designation of the Executive Committee or any other committee and the delegation thereto of authority shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed by law.

6.2 Powers. The Executive Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors in the management of the business affairs of the Corporation, subject to the limitations as may be included in the resolution of the Board of Directors and the limitations set forth below. Neither the Executive Committee nor any other committee shall have the authority of the Board of Directors in reference to the following matters:

(a) The submission to the stockholders of any action that requires stockholders’ authorization or approval.

(b) The filling of vacancies on the Board of Directors or on any committee of the Board of Directors.

(c) The amendment or repeal of the Bylaws or the adoption of new Bylaws.

(d) The fixing of compensation of directors for serving on the Board of Directors or on any committee thereof.

6.3 Tenure and Removal. The members of any committee shall hold office until the next annual meeting of the Board of Directors and until their successors are appointed by a new resolution of the Board of Directors. The Board of Directors, with or without cause, may dissolve any committee or remove any member thereof at any time.

6.4 Vacancies. Any vacancies occurring by reason of death, resignation, removal, disqualification or otherwise may be filled only by the full Board of Directors.

6.5 Organization. The members of the Executive Committee or other committee shall elect a chairman of the committee, who shall appoint a secretary of the same, and the committee shall otherwise fix its own rules or procedures that shall not be inconsistent with these Bylaws. The Executive Committee or other committee shall meet where and as provided by its rules.

6.6 Quorum and Voting. A majority of the members of the Executive Committee or other committee shall constitute a quorum for the transaction of business at any meeting thereof; provided, however, that the affirmative vote of a majority of the members of the Executive Committee or other committee in all cases shall be necessary for the adoption of any resolution.

6.7 Minutes. The Executive Committee and other committees shall keep regular minutes of their proceedings and the transactions of their meetings and report the same to the Board of Directors at the next meeting thereof. Such minutes shall be open to the inspection of any director upon application at the office of the Corporation during business hours.

7. OFFICERS

7.1 Officers; Appointment.

(a) The officers of the Corporation shall include a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may also appoint a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers and such other officers as it may from time to time deem appropriate or necessary. The Board of Directors further may appoint or delegate to any standing Audit Committee of the Board of Directors the power to appoint a Controller.

(b) The same person may hold any number of offices, except that the offices of President and Secretary shall not be held by the same person, and the offices of Controller and Treasurer or Assistant Treasurer shall not be held by the same person.

(c) All officers and agents shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

7.2 Removal of Officers. The Board of Directors may remove any officer or agent of the Corporation whenever, in its judgment, the best interest of the Corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed; the election or appointment of an officer or agent shall not of itself create any such contract rights.

7.3 Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors or by any committee thereof to which such authority may be delegated by the full Board of Directors. No officer shall be prevented from receiving a salary by reason of the fact that he is also a director of the Corporation.

7.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors at any time.

7.5 Delegation. The Board of Directors may, by resolution duly recorded in the minutes of the Board of Directors, delegate to the Chief Executive Officer of the Corporation the authority to fix the salaries and other compensation of any or all officers of the Corporation, except himself.

7.6 Chairman of the Board. The Board of Directors may elect a Chairman of the Board to serve as a general executive officer of the Corporation and, if specifically designated as such by the Board of Directors, as the Chief Executive Officer and principal executive officer of the Corporation. If elected, the Chairman will preside at all meetings of the Board of Directors and be vested with such other powers and duties as the Board of Directors may from time to time delegate to him.

7.7 President and Vice President.

(a) The President will be the chief operating officer of the Corporation and will supervise the business and affairs of the Corporation and the performance by all of its other officers of their respective duties, subject to the control of the Board of Directors and of its Chairman, if the Chairman has been specifically designated as the Chief Executive Officer of the Corporation (failing which the President will be such Chief Executive Officer and principal executive officer).

(b) One or more Vice Presidents may be elected by the Board of Directors, each of whom, in the order designated by the Board of Directors, will be vested with all of the powers and charged with all of the duties (including those herein specifically set forth) of the President in the event of his absence or disability. Each Vice President will perform such other duties as may from time to time be delegated or assigned to him by the Chief Executive Officer, the President or the Board of Directors.

(c) Except as may otherwise be specially provided by resolution of the Board of Directors, the President or any Vice President will be a proper officer to sign on behalf of the Corporation any deed, bill of sale, assignment, option, mortgage, pledge, note, bond, evidence of indebtedness, application, consent (to service of process or otherwise), agreement, indenture or other instrument of any significant importance to the Corporation.

7.8 Secretary and Assistant Secretary.

(a) The Secretary will keep the minutes of meetings of the Board of Directors, see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law, be custodian of the records of the Corporation and of its seal, and in general, perform all duties incident to his office. Except as may otherwise be specifically provided in a resolution of the Board of Directors, the Secretary will be a proper officer to impress the Corporation’s seal on any instrument signed by the President or any Vice President and to attest to the same.

(b) There may be one or more Assistant Secretaries, and such persons shall perform such functions as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President or the Secretary.

7.9 Treasurer and Assistant Treasurer.

(a) The Treasurer will be the principal financial officer of the Corporation and, if specifically designated by the Board of Directors, will also be the Chief Financial Officer of the Corporation. The Treasurer shall have custody of the Corporate funds and securities and will cause all money and other valuable effects to be deposited in the name and to the credit of the Corporation in such depositories, subject to withdrawal in such manner, as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and to the directors (at the regular meetings of the Board of Directors or whenever they may require) an account of all his transactions as Treasurer.

(b) There may be one or more Assistant Treasurers. Such persons shall perform such functions as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President or the Treasurer. No Assistant Treasurer shall have the power or authority to collect, account for or pay over any tax imposed by any federal, state or city government.

(c) No Treasurer or Assistant Treasurer shall also serve as Controller of the Corporation. If no Controller is elected by the Board of Directors or any standing Audit Committee thereof, the Treasurer shall also serve as principal accounting officer of the Corporation.

7.10 Controller. The Controller, if elected by the Board of Directors or any standing Audit Committee thereof, will be the principal accounting officer of the Corporation and shall have charge of the Corporation’s books of account, records and auditing, and generally do and perform all such other duties as pertain to such office and as may be required by the Board of Directors or the President and the Chief Executive Officer, if he be other than the President. The Controller shall not serve as Treasurer or Assistant Treasurer.

8. RESIGNATIONS

8.1 Resignations. Any director, committee member or officer may resign from his office at any time by written notice delivered or addressed to the Corporation at its principal place of business. Any such resignation will be effective upon its receipt by the Corporation unless some later time is therein fixed, and then from that time. The acceptance of a resignation will not be required to make it effective.

9. BOOKS AND RECORDS

9.1 Books and Records. The Corporation shall keep correct and complete books, records of account and minutes of the proceedings of its stockholders, Board of Directors and any committees thereof. Additionally, the Corporation shall keep at its statutory agent’s office, or at its principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the name and addresses of all stockholders and the number and class of the shares held by each. Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

9.2 Inspection. Any person who is a holder of record of shares of stock of the Corporation or of a voting trust beneficial interest therefor, upon written demand delivered to the Secretary of the Corporation or to the statutory agent for receipt of service of process, stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, its relevant books and records of accounts, minutes and record of stockholders and to make copies of or extracts therefrom.

10. STOCK CERTIFICATES

10.1 Form Thereof. The stock of the Corporation may be either certificated, uncertificated or a combination thereof. A resolution approved by a majority of the directors on the Board of Directors may provide that some or all of any or all classes and series of stock of the Corporation will be uncertificated shares. Every owner of stock of the Corporation shall be entitled to a certificate for such stock, to be in such form as shall be prescribed by law and adopted by the Board of Directors, certifying the number of shares of the corporation owned by such stockholder. The certificates for such stock shall be numbered in the order in which they shall be issued, shall exhibit on the face thereof the recordholder’s name, the number of shares represented thereby and such other matters as are required by law to be stated thereon. Such certificate shall be signed, in the name of the Corporation, by the Chairman of the Board, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or by the Secretary or an Assistant Secretary and such certificate may bear the impression of the Corporation’s corporate seal. The signatures of such officers of the Corporation and the impression of its corporate seal may be in facsimile form. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such an officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the effect as if such person were such an officer, transfer agent or registrar at the date of issue. Every certificate surrendered to the Corporation or its transfer agent for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 10.4.

10.2 Transfers. Transfer of stock on the books of the Corporation may be authorized only at the direction of the recordholder of such stock or at the direction of the stockholder’s duly authorized attorney-in-fact or duly appointed personal representative, and, in the case of certificated shares, upon surrender of the certificate or the certificates, duly endorsed to the Secretary or the duly authorized transfer agent or agents of the Corporation. The Corporation may treat as the absolute owner of shares of the Corporation the person or persons in whose name shares are registered on the books of the Corporation.

10.3 Ownership. The Corporation will be entitled to treat the registered owner of any share as the absolute owner thereof and, accordingly, will not be bound to recognize any beneficial, equitable or other claim to or interest in such share on the part of any other person, whether or not he has notice thereof, except as may expressly be provided by statute.

10.4 Lost Certificates. In the event of the loss, theft or destruction of any certificate representing capital stock of this Corporation or of any predecessor corporation, the Corporation may issue (or, in the case of any such stock as to which a transfer agent or registrar has been appointed, may direct such transfer agent or registrar to countersign, register and issue) a certificate in lieu of that alleged to be lost, stolen or destroyed. Said certificate may be issued upon such terms and conditions, including reasonable indemnification of the Corporation, as the Board of Directors shall reasonably require, and the Corporation may cause the same to be delivered to the owner of the stock represented thereby, provided that the owner shall have submitted such evidence showing the circumstances of the loss, theft or destruction and his ownership of the certificate as the Corporation considers satisfactory, together with any other facts that the Corporation considers pertinent.

11. REPEAL, ALTERATION OR AMENDMENT

11.1 Repeal, Alteration or Amendment. These Bylaws may be repealed, altered or amended, or substituted bylaws may be adopted at any time, only by resolution duly adopted by a majority of the full Board of Directors, subject to repeal or change by action of the stockholders.

12. MISCELLANEOUS

12.1 Indemnification. To the broadest extent permitted by Delaware law, the Corporation shall indemnify and pay the expenses of any person who is or was made, or threatened to be made, a party to an action or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he is or was a director, officer, employee, trustee or agent of or for the Corporation or is or was serving at the request or with the prior approval of the Corporation as a director, officer, employee, trustee or agent of another corporation, trust or enterprise against any liability asserted against him and incurred by him in any capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these Bylaws.

12.2 Dividends. Any dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and the Delaware General Corporation Law. Before payment of any dividend, there may be set aside, out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation, or for such other purposes as the Board of Directors shall think conducive to the interest of the Corporation. The Board of Directors may modify or abolish any such reserve in the manner in which it was created.

12.3 Representation of Shares of Other Corporations. The President or any Vice President of this Corporation is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers, provided that the Board of Directors may from time to time confer the foregoing authority upon any other person or persons.

12.4 Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of constructing and definitions contained in the Delaware General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter; the singular number includes the plural and the plural number includes the singular; and the term “person” includes a corporation as well as a natural person.

12.5 Fiscal Year. The fiscal year of the Corporation shall be designated and determined by resolution of the Board of Directors from time to time.

12.6 Conduct of Meetings. The Board of Directors may promulgate rules and regulations and establish the rules of procedure applicable at all meetings of stockholders and the Board of Directors, or any committee thereof, and the provisions thereof are incorporated herein by reference. Absent a specific rule or regulation, the chairman of any meeting shall determine the order of business and shall have authority, in his discretion, to regulate the conduct of such meetings.

12.7 Forum for Certain Actions. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s Certificate of Incorporation or Bylaws, or (d) any action asserting a claim against the Corporation governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 12.7.